Exhibit (d)(2)

American Century Quantitative Equity Funds, Inc.

AMENDMENT NO. 1 TO RESTATED MANAGEMENT AGREEMENT

THIS AMENDMENT NO. 1 TO RESTATED MANAGEMENT AGREEMENT (“Amendment”) is effective as of the 31st day of October, 2011, by and between AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC., a Maryland corporation (hereinafter called the “Corporation”), and AMERICAN CENTURY INVESTMENT MANAGEMENT, INC., a Delaware corporation (hereinafter called the “Investment Manager”).

WHEREAS, the Corporation and the Investment Manager are parties to a certain Restated Management Agreement effective as of August 1, 2011 (“Agreement”); and

WHEREAS, the parties hereto desire to enter into this Amendment to reflect the name change of the Equity Growth 130/30 Fund to Core Equity Plus Fund, the name change of the Disciplined Growth 130/30 Fund to Disciplined Growth Plus Fund, elimination of the B class of shares for all funds, and the addition of a duly established new series of shares titled NT Core Equity Plus Fund.

NOW, THEREFORE, IN CONSIDERATION of the mutual promises and agreements herein contained, the parties agree as follows:

1.           Amendment of Schedules B and C.  Schedules B and C to the Agreement are hereby amended by deleting them in their entirety and inserting in lieu therefor the Schedules B and C attached hereto.

2.           Ratification and Confirmation of Agreement.  In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis.  To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.

3.           Full Force and Effect.  Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective duly authorized officers to be effective as of the day and year first above written.

American Century Investment Management, Inc.	American Century Quantitative Equity Funds, Inc.

/s/ Otis H. Cowan	/s/ Charles A. Etherington
Otis H. Cowan Vice President	Charles A. Etherington Senior Vice President

American Century Quantitative Equity Funds, Inc.	Schedule B: Investment Category Assignments

Schedule B

Investment Category Assignments

American Century Quantitative Equity Funds, Inc.
Series	Category	Applicable Fee Schedule Number
Income & Growth Fund	Equity Funds	1
Equity Growth Fund	Equity Funds	1
Small Company Fund	Equity Funds	2
Utilities Fund	Equity Funds	1
Global Gold Fund	Equity Funds	1
Disciplined Growth Fund	Equity Funds	4
Equity Market Neutral Fund	Equity Funds	3
NT Equity Growth Fund	Equity Funds	1
NT Small Company Fund	Equity Funds	2
International Core Equity Fund	Equity Funds	5
Disciplined Growth Plus Fund	Equity Funds	7
Core Equity Plus Fund	Equity Funds	6
Strategic Inflation Opportunities Fund	Bond Funds	10
NT Core Equity Plus Fund	Equity Funds	6

American Century Quantitative Equity Funds, Inc.	Schedule C: Complex Fee Schedules

Schedule C

Complex Fee Schedules

	Rate Schedules
Complex Assets	Institutional Class	All Other Classes
First $2.5 billion	0.1100%	0.3100%
Next $7.5 billion	0.1000%	0.3000%
Next $15.0 billion	0.0985%	0.2985%
Next $25.0 billion	0.0970%	0.2970%
Next $25.0 billion	0.0870%	0.2870%
Next $25.0 billion	0.0800%	0.2800%
Next $25.0 billion	0.0700%	0.2700%
Next $25.0 billion	0.0650%	0.2650%
Next $25.0 billion	0.0600%	0.2600%
Next $25.0 billion	0.0550%	0.2550%
Thereafter	0.0500%	0.2500%

Series	Investor Class	Institu- tional Class	A Class	C Class	R Class
➢ Equity Growth Fund	Yes	Yes	Yes	Yes	Yes
➢ Income & Growth Fund	Yes	Yes	Yes	Yes	Yes
➢ Global Gold Fund	Yes	Yes	Yes	Yes	Yes
➢ Small Company Fund	Yes	Yes	Yes	Yes	Yes
➢ Utilities Fund	Yes	No	No	No	No
➢ Disciplined Growth Fund	Yes	Yes	Yes	Yes	Yes
➢ Equity Market Neutral Fund	Yes	Yes	Yes	Yes	Yes
➢ NT Equity Growth Fund	No	Yes	No	No	No
➢ NT Small Company Fund	No	Yes	No	No	No
➢ International Core Equity Fund	Yes	Yes	Yes	Yes	Yes
➢ Disciplined Growth Plus Fund	Yes	Yes	Yes	Yes	Yes
➢ Core Equity Plus Fund	Yes	Yes	Yes	Yes	Yes
➢ Strategic Inflation Opportunities Fund	Yes	Yes	Yes	Yes	Yes
➢ NT Core Equity Plus Fund	No	Yes	No	No	No